COLLATERAL AGENCY AGREEMENT

THIS COLLATERAL AGENCY AGREEMENT (this "Agreement") is made as of May __, 2008 by and among TRISTATE TITLE & ESCROW, LLC, a Delaware limited liability company (the “Collateral Agent”), and the parties set forth on Schedule I annexed hereto, as such Schedule may be amended from time to time in accordance with the terms of this Agreement (each a “Noteholder” and collectively the “Noteholders”).

WITNESSETH:

WHEREAS, SJ Electronics, Inc. (f/k/a Acheron, Inc.), a Nevada corporation (the “Company”) has entered into a Note Purchase Agreement dated as of the date hereof (as amended, modified, restated or otherwise supplemented from time to time, the “Note Purchase Agreement”) pursuant to which the Company will authorize and issue its 15% Senior Secured Convertible Notes Due 2009 (the “Notes”) to the investors identified in the Note Purchase Agreement (the “Investors”); and

WHEREAS, as collateral security for the payment and performance of the Company’s obligations under the Notes the Company has granted to the Collateral Agent, for the benefit of the Noteholders, a security interest in the Collateral (as defined below), pursuant to the terms and conditions of that certain Pledge and Security Agreement of even date herewith by and between the Company and the Collateral Agent as the same may be amended from time to time (the "Pledge and Security Agreement"); and

WHEREAS, the Collateral Agent desires to serve as collateral agent for the Noteholders with respect to the Pledged Collateral on the terms and conditions hereinafter set forth; and

WHEREAS, the Noteholders desire the Collateral Agent to serve in such capacity on the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

1.1  "Business Day" shall have the meaning ascribed thereto in Section 5.1 hereof.

1.2  "Pledged Collateral" shall have the meaning ascribed thereto in the Pledge and Security Agreement.

1.3  "Collections" means any payments or amounts realized, recovered or otherwise received by the Collateral Agent in respect of the recovery of or realization on any Pledged Collateral.

1.4  "Person" means an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture, or other entity; or any government, or any agency, instrumentality or political subdivision thereof.

1.5  “Requisite Noteholders” means, at any time, the Noteholders holding not less than 51% of the principal balance of the Notes outstanding at that time.

1.6  “Security Documents” means this Agreement and the Pledge and Security Agreement, as the same may be amended from time to time.

1.7  “Pledge and Security Agreement” has the meaning ascribed to such term in the recitals of this Agreement.

1.8  “Lockbox Agent” means the Person from time to time serving as Lockbox Agent under the Lockbox Agreement.

1.9  “Lockbox Agreement” means that certain Lockbox Agreement dated as of the date hereof, by and between the Company and the Lockbox Agent.

SECTION 2.  AGENCY

2.1 Appointment of the Collateral Agent.

(a)  Each Noteholder hereby irrevocably designates and appoints the Collateral Agent as such Noteholder’s agent and attorney-in-fact to take such actions on behalf of the Noteholders under the Security Documents, and to exercise such powers and to perform such duties (or to refrain therefrom) with respect to the management, supervision, servicing, administration, collection and liquidation of the Pledged Collateral and the Collections as may be reasonably contemplated by the Security Documents, as well as such other powers as are reasonably incidental thereto, including, without limitation, the power to execute and deliver the Security Documents as agent for the Noteholders. The Collateral Agent is hereby authorized and empowered to amend, modify, or waive any provisions of the Security Documents on behalf of the applicable Noteholders, subject to the consent of the Requisite Noteholders. The Collateral Agent shall hold all Pledged Collateral as the agent of the Noteholders, subject to the terms of this Agreement and of the Lockbox Agreement. The provisions of this Section 2.1 are solely for the benefit of the Collateral Agent and the Noteholders, and neither the Company nor any other Person shall have any rights, whether as a third party beneficiary or otherwise, under this Agreement. In performing its duties under this Agreement, the Collateral Agent shall act solely as the agent of the Noteholders and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Company or any other Person (other than the Noteholders). The Collateral Agent may perform any of its duties under the Security Documents by or through agents or employees, together with such other powers as are incidental thereto, with full power of substitution, and with the power to select one or more sub-agents or designees to exercise the powers and perform the obligations of the Collateral Agent hereunder. The foregoing power of attorney is coupled with an interest and is irrevocable while this Agreement remains in effect.

(b)  The Collateral Agent shall have no duties, responsibilities or liability except as expressly set forth in the Security Documents.

(c)  The Noteholders hereby acknowledge and agree as follows: (i) the duties of the Collateral Agent are ministerial in nature; (ii) the Collateral Agent shall not, by reason of this Agreement, have any fiduciary obligations to any Noteholder; (iii) nothing in the Security Documents, express or implied, is intended to or shall be construed to impose upon the Collateral Agent any obligations in respect of the Security Documents except as expressly set forth therein; (iv) each Noteholder has made or shall make its own independent investigation of the financial condition and creditworthiness of the Company in connection with the extension of credit evidenced by said Noteholder’s respective Note, as the case may be, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Noteholder with any credit or other information with respect to the Company. The Noteholders further acknowledge and agree that the Collateral Agent shall have no obligation whatsoever to any Noteholder or any other Person to assure that any Pledged Collateral exists or is owned by the Company; or is cared for, protected or insured; or that any liens or security interests granted to the Collateral Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority; or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in the Security Documents; it being understood and agreed that in respect of the Pledged Collateral or any act, omission or event related thereto, subject to the terms of this Agreement, the Collateral Agent may act in any manner it may deem appropriate, in its discretion, and that the Collateral Agent, acting in such capacity, shall have no duty or liability whatsoever to any of the other Noteholders; provided, however, that the Collateral Agent shall exercise the same care which it would exercise in dealing with loans made and collateral security held solely for its own account.

(d)  The Collateral Agent acknowledges that it has been granted a security interest in the Pledged Collateral for the ratable benefit of the Noteholders, and agrees to hold the Pledged Collateral in possession of the Collateral Agent for the ratable benefit of each Noteholder.

2.2 Enforcement of Rights in Pledged Collateral; Enforcement of Notes. Each Noteholder agrees that it will not have any right to enforce or seek to enforce any rights individually or separately under the Security Documents or to realize upon any Pledged Collateral individually or separately, unless instructed by the Collateral Agent in writing to do so on behalf of the Collateral Agent, it being understood and agreed that such rights and remedies may be exercised only by the Collateral Agent.

SECTION 3. COLLECTIONS AND RELATED MATTERS

3.1  Pledged Collateral and Collections.

(a)  In furtherance of and not in limitation of the rights and powers granted to the Collateral Agent hereunder, the parties hereto hereby agree that the Collateral Agent, in its capacity as such, has the exclusive right to collect and receive all Collections. The Collateral Agent shall also have the exclusive right to conduct secured party sales of the Pledged Collateral and to collect and compromise any accounts or other obligations that are part of the Pledged Collateral. All Collections shall be promptly distributed by the Collateral Agent to the Noteholders in the form in which received by the Collateral Agent, if reasonably practicable. Any money, property or securities realized upon the sale, disposition or other realization by the Collateral Agent upon all or any part of the Pledged Collateral, or otherwise received by Collateral Agent under any provision of this Agreement, shall be applied by the Collateral Agent according to Section 11 of the Pledge and Security Agreement.

(b)  All Collections received by the Collateral Agent shall be held by the Collateral Agent for the Noteholders and deposited by the Collateral Agent in one or more of its bank accounts and applied as provided herein. The Collateral Agent does not assume and shall not have any liability to the Noteholders for the repayment of the Obligations.

3.2  Costs and Expenses. The Collateral Agent may incur and pay reasonable costs and expenses to the extent it deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers and obligations pursuant to the Security Documents, including, without limiting the generality of the foregoing, court costs, reasonable attorneys' fees, costs of collection by outside collection agencies, and auctioneers’, experts’ and appraisers’ fees and insurance premiums paid to maintain the Pledged Collateral, whether or not the Company is obligated to reimburse the Collateral Agent or the Noteholders for such expenses pursuant to the Security Documents or otherwise.

3.3  Defaults and Remedies.

(a)  The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default (as defined in the Pledge and Security Agreement) unless the Collateral Agent shall have actually received written notice from a Noteholder referring to this Agreement, describing such Event of Default and stating that such notice is a “notice of default.”

(b)  On or after the occurrence of an Event of Default the Collateral Agent, in its absolute discretion may, and at the written request of the Requisite Noteholders shall, commence efforts to exercise any rights or remedies against the Company under the Security Documents on behalf of the Noteholders (including, without limitation, execution upon Pledged Collateral) provided that the Collateral Agent shall have full discretion to determine the time, place and manner of such actions.

(c)  Except as otherwise expressly provided herein, all rights and remedies provided in the Security Documents with respect to the Pledged Collateral and the collection of the Notes shall inure to the benefit of the Collateral Agent on behalf of the Noteholders collectively, and shall be exercised by the Collateral Agent only and no other Person (unless such other Person is expressly authorized to do so by the Collateral Agent or by a court of competent jurisdiction) for the benefit of the Noteholders in accordance with the terms thereof and hereof.

3.4  Other Acts. The Noteholders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any lien and/or security interest granted to or held by the Collateral Agent on or in any Pledged Collateral (x) upon the payment and satisfaction of all of the Obligations (as defined in the Security Agreement) (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted) or (y) upon the occurrence of other facts or circumstances reasonably believed by the Collateral Agent in good faith not to prejudice the rights of the Noteholders under the Security Documents. Without in any manner limiting the Collateral Agent’s authority to act as described in the previous sentence, each Noteholder hereby agrees to confirm in writing, upon request by the Collateral Agent, the authority conferred upon the Collateral Agent under this Section 3.4 to release any Pledged Collateral.

SECTION 4. SCOPE OF COLLATERAL AGENT LIABILITY

4.1  Responsibility of the Collateral Agent.

(a)  Neither the Collateral Agent nor any of its officers, directors, partners, managers, employees, agents or representatives shall be liable to the Noteholders for any action taken or omitted to be taken under or in connection with the Security Documents or otherwise (whether or not such action taken or omitted is within the Collateral Agent's responsibilities and duties expressly set forth in the Security Documents), except as a result of willful misconduct or gross negligence on the part of the Collateral Agent as determined by a final non-appealable order of a court of competent jurisdiction. The Collateral Agent does not assume any responsibility for any failure of, or delay in performance by, or breach by the Company or any Noteholder of his or its obligations under any of the Security Documents, the Note Purchase Agreement or the Notes. The Collateral Agent shall not be liable for any apportionment or distribution of payments made by it in good faith; and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Noteholder to whom payment was due but not made shall be to recover from the other Noteholders any payment in excess of the amount to which they are determined to be entitled (and such other Noteholders hereby agree to return to such Noteholder any such erroneous payments received by them). In no event shall the Collateral Agent be liable for punitive, special, consequential, incidental, exemplary or other similar damages. In performing its obligations hereunder, neither the Collateral Agent nor any of its officers, directors, partners, managers, employees, agents or representatives shall be responsible to any Noteholder for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectability, or sufficiency of the Security Documents or the transactions contemplated thereby, or for the financial condition of the Company. The Collateral Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Security Documents or the financial condition of the Company, or the existence or possible existence of any default under any agreements to which the Company and/or any one or more Noteholders is a party. The Collateral Agent may at any time request instructions from the Noteholders with respect to any matters contemplated by this Agreement, and the Collateral Agent shall be absolutely entitled, without any liability whatsoever to any Person, to refrain from taking any action or granting any approval under the Security Documents until it shall have received such instructions from the Requisite Noteholders. Without limiting the foregoing, no Noteholder shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting under the Security Documents in accordance with the instructions of the Requisite Noteholders; and, notwithstanding the instructions of the Requisite Noteholders, the Collateral Agent shall have no obligation to take any action if it believes, in good faith, that such action is illegal or exposes the Collateral Agent to any liability it has not assumed or otherwise agreed to under this Agreement for which it has not received satisfactory indemnification in accordance with this Agreement.

(b)  In exercising rights and remedies with respect to the Pledged Collateral, the Collateral Agent and, subject to the provisions hereof, the Noteholders may enforce the provisions of the Pledge and Security Agreement and exercise remedies thereunder, all in such order and in such manner as it or they may determine in the exercise of its or their sole business judgment. Such exercise and enforcement shall include the rights to sell or otherwise dispose of Pledged Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction. The Collateral Agent’s rights with respect to the Pledged Collateral include the right to release any or all of the Pledged Collateral from the liens under the Security Documents in connection with any sale of all or any portion of the Pledged Collateral notwithstanding that the net proceeds of any such sale may not be used to permanently prepay any Obligations (as defined in the Security Agreement). The Noteholders are hereby deemed to have consented to such sale(s) under the Security Documents.

(c)  The Collateral Agent shall be entitled to act upon, and shall be fully protected in acting upon, any communication in whatever form believed by the Collateral Agent in good faith to be genuine and to have been signed or sent by a Person authorized and entitled to do the same. The Collateral Agent shall be entitled to act, and shall be fully protected in any action taken in good faith in accordance with advice given by any counsel retained by the Collateral Agent. The Collateral Agent shall not be liable for the default or misconduct of any agents or attorneys-in-fact selected by the Collateral Agent with reasonable care.

4.2  Indemnification. The Noteholders hereby jointly and severally agree to reimburse and indemnify and defend the Collateral Agent for, from and against any and all advances, disbursements, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys’ fees and expenses) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Collateral Agent under the Security Documents; provided, however, that no Noteholder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from the Collateral Agent’s gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction. If any indemnity furnished to the Collateral Agent for any purpose shall, in the sole, reasonable opinion of the Collateral Agent, be insufficient or become impaired, the Collateral Agent may demand additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by the Requisite Noteholders until such additional indemnity is furnished. The obligations of the Noteholders under this Section 4.2 shall survive the payment and performance in full of the Obligations and the termination of this Agreement.

4.3  Collateral Agent acting as Noteholder; Investment Transaction. The Collateral Agent shall have, and may exercise, the same rights and powers hereunder and is subject to the same obligations and liabilities as, and to the extent set forth herein for, any other Noteholder. The terms “Noteholders,” “Requisite Noteholders,” or any similar terms shall, unless the context clearly otherwise indicates, include the Collateral Agent in its individual capacity as a Noteholder or one of the Requisite Noteholders, as the case may be. Further, the parties hereto hereby acknowledge that some or all of the Noteholders may acquire, from time to time, debt or equity securities of the Company (other than the Notes) in one or more equity or debt purchase transactions and that the Collateral Agent may serve as a collateral agent for such other transactions and the parties hereto hereby agree that said acquisitions and such services shall not be construed to increase or adversely affect the Collateral Agent’s duties or liability to the Noteholders, whether under the Security Documents or under any instruments or agreements executed and delivered in connection with any such equity or debt acquisitions.

4.4  Successor Collateral Agent. The Collateral Agent may resign at any time by giving at least 10 days’ prior written notice to the Noteholders, whereupon the resigning Collateral Agent shall be discharged from all further duties and obligations hereunder, except to hold all Pledged Collateral then held by it for disposition pursuant to the provisions of this Section 4.4. The Requisite Noteholders may, upon the resignation of the Collateral Agent or at any time upon the consent of the Requisite Noteholders, appoint a successor Collateral Agent. Upon the acceptance of its appointment by any successor Collateral Agent, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or replaced Collateral Agent. In the event a successor Collateral Agent is appointed, the resigning or replaced Collateral Agent shall, promptly upon receipt of notice of such appointment, deliver all Pledged Collateral then held by it to said successor (such delivery to be effectuated by physical delivery, endorsement of instruments, or otherwise as the nature of the Pledged Collateral shall require); and in the event a successor is not promptly appointed, the resigning Collateral Agent may, in its discretion, deliver all Pledged Collateral then held by it to a court of competent jurisdiction. After any resigning Collateral Agent’s resignation, the provisions of Section 4.2 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in its capacity as Collateral Agent prior to the effective date of resignation.

SECTION 5.  MISCELLANEOUS

5.1  Notices. All notices and consents required or permitted hereunder must be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day, (c) three Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

If to the Company:

SJ Electronics, Inc.
5F, No.166, Sinhu 2nd Road
Neihu District, Taipei City
Taiwan
Attention: Agatha Shen
Telephone No.: 011-8862-8791-8838
Facsimile No.: 011-8862-8791-1368

With a copy to:

Guzov Ofsink, LLC
600 Madison Avenue
New York, New York 10022
Attention: Darren Ofsink, Esq.
Fax: 212.688.7273

If to Collateral Agent or any Noteholder, to its address set forth on the signature page hereto.

For purposes of this Agreement, “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks located in the State of New York are authorized or required to be closed.

5.2  Term. This Agreement shall become effective upon the date hereof and shall continue in full force and effect until the indefeasible payment and satisfaction in full of all of the Obligations (as defined in the Security Agreement).

5.3  No Benefit to Third Parties. The terms and provisions of this Agreement shall be for the sole benefit of the Collateral Agent and the Noteholders and their successors and assigns; and no other person, firm, entity or corporation shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

5.4  Counterparts. This Agreement may be executed via facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

5.5  Governing Law; Jury Trial Waiver. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

5.6  Entire Agreement; Amendments. This Agreement contains the entire understanding with respect to the subject matter hereof; and no amendment, modification, termination or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and the Requisite Noteholders.

5.7  Further Assurances. Each of the Noteholders and the Collateral Agent hereby agree to execute and/or deliver any and all further documents, instruments or Agreements reasonably requested by the other party in order to give effect to, and more fully carry out the terms and provisions of this Agreement.

5.8  Severability. Any provision of this Agreement that is prohibited or unenforceable in any applicable jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

5.9  Headings. The headings used herein are for convenience only and do not constitute matters to be considered in interpreting this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first written above.

THE COLLATERAL AGENT:

TRISTATE TITLE & ESCROW, LLC

By:
Name:
Title:

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Signature pages for Noteholders follow]

[Noteholder Signature Page]

COLLATERAL AGENCY AGREEMENT

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

_________________________________	__________________________________
(Signature)	Print name of entity

_________________________________	By:________________________________
(Printed Name)	Name:___________________________
Title:____________________________
Address: __________________________________ __________________________________ __________________________________	Address: ____________________________________ ____________________________________ ____________________________________